UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN

CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Babcock & Wilcox Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2783641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 East Market Street, Suite 650, Akron, Ohio	44305
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Series A Cumulative Perpetual Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255428

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is the 7.75% Series A Cumulative Perpetual Preferred Stock, par value $0.01 (the “Series A Preferred Stock”) of Babcock & Wilcox Enterprises, Inc. For a description of the Series A Perpetual Preferred Stock, reference is made to the information under the heading “Description of Series A Preferred Stock” included in the Prospectus Supplement with respect to the Series A Preferred Stock dated May 4, 2021, filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act of 1933 on May 5, 2021, which information is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description of Document

3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-36876)).

3.2	Certificate of Amendment of the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Current Report on Form 8-K filed on June 17, 2019 (File No. 001-36876)).

3.3	Certificate of Amendment of the Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Current Report on Form 8-K filed on July 24, 2019 (File No. 001-36876)).

3.4	Certificate of Designations with respect to the 7.75% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share, dated May 6, 2021.

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Babcock & Wilcox Enterprises, Inc. Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (File No. 001-36876)).

4.1	Form of 7.75% Series A Cumulative Perpetual Preferred Stock Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Babcock & Wilcox Enterprises, Inc.

By:	/s/ Louis Salamone
Louis Salamone
Chief Financial Officer

Dated: May 7, 2021